Exhibit 10.3

                                WARRANT AGREEMENT

      THIS WARRANT AGREEMENT (this "Agreement"), is dated June 3, 2004, by and between A.B. Watley Group Inc., a Delaware corporation (the "Company"), and the persons whose names are set on Schedule "A" (individually, the "Securities Holder", or collectively, the "Securities Holders").

                                   WITNESSETH:

      WHEREAS, the Securities Holders each acquired Series A Convertible Preferred Stock (the "Series A Stock") from the Company for an aggregate amount of Five Million Four Hundred Seventy Two Thousand One Hundred Forty One Dollars ($5,472,141), including interest and dividends through May 31, 2004, pursuant to that certain Preferred Stock Purchase Agreement dated November 29, 2001 among A.B. Watley Group Inc. and the Securities Holders (the "Preferred Stock Purchase Agreement").

      WHEREAS, certain Securities Holders, namely, DMG Legacy International Ltd., DMG Legacy Institutional Fund LLC, and DMG Legacy Fund LLC (collectively the "Note Holders") each acquired an interest in a note dated March 27, 2002 issued by the Company for an aggregate amount of One Million Eighty Six Thousand Five Hundred Forty Eight Dollars ($1,086,548), including interest through May 31, 2004 (the "Note").

      WHEREAS, in consideration for the cancellation of all obligations owed by the Company to the Securities Holders in connection with the Series A Convertible Preferred Stock and the Note, the Company will, subject to the terms and provision under this Agreement, issue Warrants to the Securities Holders.

      WHEREAS, subject to the terms and provisions of this Agreement, each warrant (individualy, a "Warrant," and collectively, the "Warrants"), issued under this Agreement entitles the Securities Holder, upon the exercise of a Warrant, to receive one Company's Common Share at the price designated as the "Exercise Price" herein.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                 FORM OF WARRANT

      The Warrants shall be evidenced by a certificate (the "Warrant Certificate"). The text of the Warrant Certificate (and the related forms of exercise and assignment) shall be substantially in the form attached hereto as Exhibits A, B, and C, and may have such identification, designation and information thereon as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto.

                                   ARTICLE II

                  EXERCISE PRICE, TERM, AND METHOD OF EXERCISE

      Section 2.01. Agreement to Sell and Purchase; Purchase Price. The Company agrees to sell to each Securities Holder, and each Securities Holder agrees to purchase from the Company, the Total Number of Warrants set forth opposite each Securities Holder's name on Schedule "A" in consideration for (i) each of Securities Holder's respective Series A Convertible Preferred Stock purchased pursuant to the Preferred Stock Purchase Agreement; and (ii) each Note Holder's respective rights in the Note.

      Section 2.01 (i) and (ii) are collectively referred to herein as the Purchase Price (the "Purchase Price")

      Section 2.02. Exercise Price. The exercise price ("Exercise Price") for each of the Common Shares to be received upon exercise of a Warrant issued hereunder shall be $0.01.

      Section 2.03. Warrant Rights and Term.

            (a) Each Warrant shall entitle the Securities Holder, upon exercise thereof and subject to the provisions thereof and of this Agreement, including provisions relating to adjustments upon the occurrence of certain events as set forth in Article III hereof to receive from the Company one fully paid and nonassessable Common Share (i) at any time during the period commencing on the date hereof, and ending at 5:00 p.m., on June 2, 2011 or, if such date is not a business day in the City of New York then on the next succeeding business day (the "Expiration Date"), or (ii) as otherwise provided in Section 2.03(b) hereof.

            (b) If at any time during the period commencing on the date hereof and ending on the date that is three hundred and sixty five (365) calendar days after the date hereof (i) the Company or any Affiliate of the Company files a registration statement under the Securities Act of 1933, as amended, with respect to an offering of equity securities by the Company for its own account, or an offering for the account of any shareholder of the Company or any group of such shareholders (other than a registration statement on Form S-4 or Form S-8 or any successor forms or other forms not available for registering capital stock of the Company for sale to the public), (ii) the Common Shares are otherwise eligible for inclusion in such registration statement, as determined in good faith by the Board of the Directors of the Company, in its sole discretion, and (iii) the exercise of such Warrants during such period will not result in, or be deemed to result in, a change of control of the Company in a manner that would cause the Company and/or its Affiliates to lose the benefit of any or all of the net operating losses of the Company and/or such Affiliates, then notwithstanding Section 2.03(a), the Warrants may be exercised by the Securities Holder at any time thereafter. In addition, if requested in writing by the Securities Holder, the Company shall use commercially reasonable efforts to include in such registration statement any Common Shares received by the Securities Holder from the exercise of the Warrants.

            (c) When used in this Agreement, "Affiliate" or "Affiliates" means with respect to any specified Person (as defined herein), any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified (where control of a Person means the power, direct or indirect, to cause the direction of the management and policies of such Person whether by contract or otherwise); "Subsidiary" or "Subsidiaries" (all such Persons collectively) means any Person that the Company now or hereafter shall at the time own, directly or indirectly through another Person, at least a majority of the outstanding capital stock or equity interests (or other beneficial interests) or a majority of the voting power of such Person; and "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, limited liability company, joint stock company, and any government, governmental department or agency or political subdivision thereof or any other entity.

      Section 2.04. Expiration. Each Warrant not exercised by 5:00 p.m., New York time, on the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall thereupon cease.

      Section 2.05. Method of Exercise.

            (a) The Securities Holder may exercise its rights with respect to all or any whole number of Warrants evidenced by the Warrant Certificate.
Exercise of the Warrants shall be effected by surrender of the Warrant Certificate, with the exercise form thereon duly executed, to the Company at its office as designated in Section 5.04 hereof.

            (b) Upon receipt of the Warrant Certificate with the exercise form duly executed, the Company shall deliver to the Securities Holder certificates for the total number of whole Common Shares for which the Warrants evidenced by such Warrant Certificate are being exercised.

            (c) In the event that the Securities Holder shall exercise rights with respect to less that all of the Warrants evidenced by the Warrant Certificate surrendered upon the exercise of Warrants, a new Warrant Certificate for the balance of such Warrants shall be delivered by the Company to the W ant Holder.

            (d) The exercise rights of Securities Holder shall be limited such that, unless Securities Holder gives written notice 75 days in advance to the Company of Securities Holder's intention to exceed the Limitation on Exercise as defined herein, with respect to all or a specified amount of the Warrant and the corresponding number of the underlying shares, in no instance shall Securities Holder (singularly, together with any Persons who in the determination of the Securities Holder, together with the Securities Holder, constitute a group as defined in Rule 13d-5 of the Exchange Act) be entitled to exercise the Warrant
(i) if Securities Holder is the beneficial owner of more than Four and 99/100 percent (4.99%) of the outstanding shares of common stock of the Company, or
(ii) to the extent such exercise would result in Securities Holder beneficially owning more than Four and 99/100 percent (4.99%) of the outstanding shares of common stock of the Company. For these purposes, beneficial ownership shall be defined and calculated in accordance with Rule 13d-3, promulgated under the Exchange Act (the foregoing being herein referred to as the "Limitation on Exercise").

                                   ARTICLE III

                   ADJUSTMENTS TO WARRANTS UPON CERTAIN EVENTS

      Section 3.01. Mechanical Adjustments. The number of Common Shares to be received upon the exercise of each Warrant (such shares being referred to in this Agreement as the "Warrant Shares" shall be subject to adjustment as follows if any off the events so listed in clause (a), clause (b) or clause (c) below occur after the date hereof and prior to exercise of each Warrant:

            (a) In case the Company shall (i) pay a dividend in Common Shares or make a distribution in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, the number of Warrant Shares to be received upon the exercise of each Warrant immediately or thereto shall be adjusted so that the number of Warrant Shares to be received upon exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore to be received upon the exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding immediately following such action and of which the denominator shall be the nun ber of Common Shares outstanding immediately prior thereto.

            (b) Effect of Sale, Merger or Consolidation. In the event of (i) any conversion or reclassification of the Common Shares into securities of another corporation, or (ii) the consolidation of the Company with, or the merger of the Company with or into, any other corporation where the Common Shares are converted into other securities, each Warrant shall be exercisable, upon the terms and conditions specified in this Agreement, only for the number of securities of the Person into which Common Shares are converted or resulting from such consolidation or surviving such merger, as the case may be, to which the Common Shares issuable (immediately prior to such event) upon exercise of each Warrant would have been entitled upon such event. In any such case, if necessary, the provisions set forth in this Article III with respect to the rights and interests thereafter of the Securities Holder shall be appropriately adjusted so as to be reasonably applicable to any securities thereafter deliverable on the exercise of the Warrants.

            (c) If on the date immediately preceding the date that the Warrants first become exercisable pursuant to Section 2.03(a) hereof, the Securities Holder's margin brokerage account with the Company reflects a debit balance, the number of Warrant Shares to be received upon the exercise of each Warrant immediately prior thereto shall be reduced by one (1) Warrant Share for each $.01 of liability due and payable by the Securities Holder to the Company as reflected in the debit balance of such Securities Holder's margin brokerage account with the Company.

            (d) In the event that the provisions of this Article III fail as a result of an unintentional oversight to provide expressly for the adjustment of the number of Warrant Shares to be received up on exercise of each Warrant under circumstances that, based upon the purposes and intentions expressed herein, would otherwise have been addressed, the Board of Directors of the Company shall, in good faith, cause an equitable adjustment to be made to the number of Warrant Shares to be received upon exercise of each Warrant to correct such an oversight.

      Section 3.02. Notice of Adjustment. Whenever the number of Warrant Shares to be received upon the exercise of each Warrant is adjusted, as herein provided, the Company shall promptly cause to be prepared a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), the number of Warrant Shares to be received upon the exercise of Warrant, and shall promptly cause copies of such certificate to be mailed (by first class and pos prepaid) to the Securities Holder in accordance with Section 5.04 hereof.

      Section 3.03. Notice of Certain Events. In the event that at any time prior to the expiration the Warrants and prior to their exercise in full:

            (a) the Company shall (i) pay a dividend in Common Shares or make a distribution in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares;

            (b) there shall be a voluntary or involuntary dissolution, liquidation or winding up o the Company (other than in connection with a consolidation, merger or sale of all or substantially all o its property, assets and business as an entity);

(each such event hereinafter referred to as a "Notification Event"), the Company shall mail to the Securities Holder, not less than fifteen (15) days prior to the record date, if any, in connection with such Notification Event (provided, however, that, if there is no record date, or, if fifteen (15) days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the Common Shares or other securities or property deliverable upon exercise of the Warrants.

      Section 3.04. Effect of Adjustment on Warrant Certificates. Except as provided in is Section 3.04, the form of Warrant Certificate need not be changed because of any change in the number of Warrant Shares issuable upon the exercise of a Warrant, and Warrant Certificates issued before or after such change may state the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

      Section  3.05.  Cash  Dividends.  Notwithstanding  the  providions of this
Article III, in the event the Company declares a cash dividend, the Securities Holder shall be entitled to such cash dividend which shall be equal to number of Common Shares to be received upon the exercise of each Warrant times the dollar value of the cash dividend payable per each Common Stock.

                                   ARTICLE IV

            RIGHTS, COVENANTS AND REPRESENTATIONS OF WARRANT HOLDERS

      Section 4.01. No Rights as Shareholders. The Securities Holder, as such, shall not be entitle to vote or to receive dividends or otherwise be deemed to be the holder of Common Shares for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Securities Holder, as such, any of the rights of a holder of shares of beneficial interest of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Shares, consolidation, merger, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, until such Warrant Certificates shall have been surrendered for exercise accompanied by an Election to Exercise. If, at the date of surrender of such Warrant Certificate, the transfer books for the Common Shares shall be closed, certificates for the Common Shares shall be issuable on the date on which such books shall next be open (whether before, on or after the Expiration Date). The Securities Holder shall, upon the exercise of Warrants, not be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such Common Shares became issuable upon the exercise of such Warrants.

      Section 4.02. Replacement Warrants. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, upon receipt of evidence satisfactory to the Company of such loss, theft, mutilation or destruction and on such terms as to indemnity or otherwise as the Company may it its discretion require (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the lost, stolen, mutilated or destroyed Certificate. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay any such reasonable charges as the Company may prescribe. In the event any Warrant Certificate is lost, stolen, mutilated or destroyed, and the owner thereof desire; to exercise the Warrants evidenced thereby, the Company may, in lieu of issuing a substitute Warrant Certificate, authorize the exercise thereof upon receipt of the above evidence and on such terms of indemnity as it may require.

      Section 4.03. Maintenance of Sufficient and Proper Common Shares. The Company shall at all times from and after the date that the Warrants are first exercisable until the Expiration Date reserve and keep available a number of authorized Common Shares sufficient to permit the exercise in full of all outstanding Warrants.

      Section 4.04. Legend. In addition to any other legends required by law, the certificates evidencing Warrants shall bear substantially the legend set forth in Exhibit A hereto and the Common Shares issuable upon the exercise of the Warrants shall bear substantially the following legend:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLTANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

      Section 4.05. Assignment. The Securities Holder may assign, subject to compliance with Section 4.06 hereof, in whole or in part, its rights under this Warrant Agreement, and any such transferee shall be entitled to all rights and subject to all obligations hereunder.

      Section 4.06. Compliance with Securities Act. The Securities Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued to the Securities Holder upon exercise hereof are being acquired for investment, solely for the Securities Holder's own account and not as a nominee for any other Person, and that the Securities Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or any such Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, and further agrees that, notwithstanding the foregoing, the Company may reasonably require an opinion of counsel (such opinion to be reasonably acccptable to the Company) under the Securities Act of 1933, as amended, in connection with any transfer of the Warrant or the Warrant Shares issuable thereunder.

      Section 4.07. Representations and Warranties. The Securities Holder hereby represents and warrants to the Company that: (i) the Securities Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended; (ii) the Securities Holder as substantial experience in evaluating transactions and investing in securities similar to those contemplated by this Agreement so that it is capable of evaluating the merits of its investment in the Company and has the capacity to protect its own interests; (iii) the Securities Holder understands that the purchase of the Warrants and the Warrant Shares hereunder are speculative investments which involve a high degre of risk of loss of its investment therein and such Securities Holder is able to bear the economic risk of its investment in the Warrants and the Warrant Shares for an indefinite period of time, including the risk of a complete loss of such Securities Holder's investment in such securities; (iv) the Securities Holder acknowledges that the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended and, therefore, cannot be sold unless subsequently registered under such Act or an exemption from such registration is available; (v) the Securities Holder acknowledges that it has had a full opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Warrants and the Warrant Shares and has had full access to the Company's officers and such other information concerning the Company as it has requested; and (vi) the Securities Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and the Securities Holder relies solely on such advisors and not on any statements or representations of the Company, its directors, officers, employees or agents to such tax consequences and the Securities Holder understands that it (and not the Company) shal be responsible for any of its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                                    ARTICLE V

                                   CONDITIONS

      Section 5.01. Condition Precedent to Company's obligation to Preform. The obligation of the Company to issue the Warrants shall not become effetive unitl the date on which each of the following conditions is satisfied (or waived by the Company):

            (i) the Company shall receive (a) the original Series A Stock certificates from each Securities Holder, in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto, and (b) the original Note from each Note Holder, in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto. All securities transferred hereunder shall be transferred with good and marketable title, free and clear of any and all liens, claims, encumbrances and adverse interests of any kind; and

            (ii) the Company shall receive releases to all financing statements filed by the Securities Holders againt the Company.

                                    ARTICLE V

                                     GENERAL

      Section 5.01. Taxes on Issuance of Common Shares. All Common Shares issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governinental charges that may be imposed in respect to the issue or delivery thereof other than taxes imposed on net income of the Securities Holder as a result of the exercise of the Warrants and receipt of Common Shares. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Share in any name other than that of the registered holder of the Warrant or its designee surrendered in connection with the receipt of such Common Shares, and in such case the Company shall not be required to issue or deliver any share certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

      Section 5.02. Dates and Time. If any date set forth in this Warrant Agreement shall fall on a day other than a day that is a full "business day" (which means a day other than a Saturday, a Sunday or any day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed) in New York, New York, said date shall be deemed to be the next full business day succeeding that date. All times shall be the legal time then in effect in New York, New York.

      Section 5.03. Binding Agreement. All of the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon or give to any Person, other than the Company and the Securities Holder, any legal or equitable right, remedy or claim under or by reason of his Agreement or of any covenant, condition, stipulation, promise or agreement herein, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Securities Holder and their respective successors and assigns.

      Section 5.04. Notices. Any communication, notice or otherwise deemed to be given hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered, postage prepaid and addressed as follows:

                               (a) If to the Company:

                                          A.B. Watley Group Inc.
                                          40 Wall Street
                                          New York, New York 10005
                                          Attention: J. Amore

                                          with a copy to:

                                          Gottbetter & Partners, LLP
                                          488 Madison Avenue
                                          New York, New York 10022
                                          Attention: Adam S. Gottbetter, Esq.
                                          Facsimile: (212) 400-6900

                               (b) If to the Securities Holder:

                                          See Schedule A

      Any party may change the address to which any communication, notice or demand shall be given by giving notice of such change in conformity with the provisions of this Section.

      Section 5.05. Governing Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws rules and principles thereof.

      Section 5.06. Amendment. This Agreement and each Warrant Certificate issued hereunder may not be modified or amended except by written agreement of the Company and the Securities Holder.

      Section 5.07. Headings. The Article and Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

      Section 5.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 5.09. Mutual Release.

            (a) Except with regard to the provisions of this Agreement, each of the parties hereby fully and forever release, acquit, and discharge the others together with their respective partners, employees, agents, parents, subsidiaries, affiliates or other representatives, heirs, executors, successors and assigns, as the case may be, of and from any and all claims, causes of action, demands, rights, liabilities, charges, obligations, costs, expenses, and attorney's fees of every kind, nature and description, whether legal or equitable, civil or criminal, liquidated or unliquidated, know or unknown, which the parties now have, ever had, now have or hereafter can, shall or may have for, upon, or by reason of their dealings with each other from the beginning of the world to the date of this Agreement.

            (b) Except to enforce the terms of this Agreement, each of the parties agrees not to initiate or voluntarily participate in any legal action, charge or complaint against the others. If any party voluntarily participates in any such action, charge, or complaint, the other shall be entitled to recover their attorney's fees incurred in defending such action, charge or complaint.


                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Warrant Purchase Agreement, all as of the day and year first above written.


A.B. WATLEY GROUP INC.

By:
         Name:
         Title:


SECURITIES HOLDERS:

SDS MERCHANT FUND, L.P.                         DMG LEGACY INTERNATIONAL LTD.

By: /s/ Steve Derby                             By: /s/ Thomas E. McAuley
   ------------------------------------            -----------------------------
    Name: Steve Derby                           Name: Thomas E. McAuley
         ------------------------------              ---------------------------
    Title: Managing Member                      Title: Managing Member
          -----------------------------               --------------------------
Dated:                                          Dated:


DMG LEGACY INSTITUTIONAL                        DMG LEGACY FUND LLC
  FUND LLC

By: /s/ Thomas E. McAuley                       By: /s/ Thomas E. McAuley
   ------------------------------------            -----------------------------
    Name: Thomas E. McAuley                     Name: Thomas E. McAuley
         ------------------------------              ---------------------------
    Title: Managing Member                      Title: Managing Member
          -----------------------------               --------------------------
Dated:                                          Dated:

                                                                    Schedule A

------------------------------------------------------------------------------------------------------------------------------------
                                    NUMBER OF         VALUE OF       NUMBER OF        VALUE OF          NUMBER OF
                                     SERIES A         SERIES A     WARRANTS TO BE   NOTE INTEREST     WARRANTS TO BE      TOTAL
   NAME, ADDRESS & TEL/FAX        PREFERRED STOCK  PREFERRED STOCK    ISSUED IN     BEING CANCELLED      ISSUED IN       NUMBER OF
NUMBER OF SECURITIES HOLDER(S)     TENDERED FOR      (INCLUDING       EXCHANGE       (INCLUDING          EXCHANGE      WARRANTS TO
                                   CANCELLATION       INTEREST)     FOR SERIES A      INTEREST)     FOR NOTE INTEREST   BE ISSUED
------------------------------------------------------------------------------------------------------------------------------------
SDS Merchant Fund, L.P.                275           $2,950,664      2,682,422           $0                 0           2,682,422
a Delaware limited
partnership
c/o SDS Capital Partners
One Sound Shore Drive
Greenwich, CT  06830
Attention:  Steve Derby
Fax No.: (203) 629-0345
------------------------------------------------------------------------------------------------------------------------------------
DMG Legacy International Ltd.          141           $1,512,886      1,375,351        $651,929           592,663        1,968,014
a British Virgin
Islands company
c/o DMG Advisors LLC
One Sound Shore Drive
Greenwich, CT  06830
Attention:  General Counsel
Fax No.:  (203-629-0345
------------------------------------------------------------------------------------------------------------------------------------
DMG Legacy Institutional
Fund LLC                                84            $901,294        819,358         $388,381           353,073        1,172,431
a Delaware limited
liability company
c/o DMG Advisors LLC
One Sound Shsore Drive
Greenwich, CT  06830
Attention:  General Counsel
Fax No.:  (203)-629-0345
------------------------------------------------------------------------------------------------------------------------------------
DMG Legacy Fund LLC                     10            $107,297         97,543          $46,239            42,035         139,578
a Delaware limited
liability company
c/o DMG Advisors LLC
One Sound Shore Drive
Greenwich, CT  06830
Attention:  General Counsel
Fax No.:  (203) 629-0345
------------------------------------------------------------------------------------------------------------------------------------
                                       510           $5,472,141      4,974,674       $1,086,548          987,771        5,962,445
------------------------------------------------------------------------------------------------------------------------------------

                                    Exhibit A

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

No. __

                                           June ___, 2004
                                           Warrants for __________ Common Shares


                       VOID AFTER 5:00 P.M., NEW YORK TIME
                                 ON JUNE 2, 2011

                             A.B. WATLEY GROUP INC.

                           WARRANTS FOR COMMON SHARES

      This Warrant Certificate certifies that _________________ (the "Securities Holder"), or its registered assigns is the registered holder of ___________ Warrants (the "Warrants"), which upon exercise entitles the Securities Holder to receive shares of common stock, par value $0.001 per share (the "Common Shares"), of A.B. Watley Group Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder thereof to receive from the Company one fully paid and nonassessable Common Share, subject to adjustment as provided in the Warrant Agreement dated June 3, 2004 by and between the Company and the Securities Holder (the "Warrant Agreement"). Each Warrant shall be exercisable only upon presentation and surrender of this Warrant Certificate, together with the Form of Election to Exercise duly executed, at the principal executive office of the Company (i) during the period commencing on the date of the Warrant Agreement and ending at 5:00 p.m., New York time, on June 2, 2011 or, if such date is not a business day iti the City of New York, then on the next succeeding business day (the "Expiration Date"), or (ii) as otherwise provided in Section 2.03(b) of the Warrant Agreement. This Warrant will expire at 5:00 p.m., New York time, on the Expiration Date. As provided in the Warrant Agreement, the number of Common Shares to be received upon the exercise of the Warrants is, upon the happening of certain events, subject to modification or adjustment.

      This Warrant may be exercised in whole or in part by presentation of this Warrant with exercise form annexed hereto duly executed at the principal executive office of the Company in York, New York.

      This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, including the provisions of such Warrant Agreement relating to the amendment thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Company and the holder of this Warrant Certificate.

      If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate evidencing the number of Warrants not exercised.

      No holder of this Warrant Certificate shall be deemed to be the holder of Common Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate as such any of the rights of a shareholder of the Company or any right to for the election of directors or upon any matter submitted to shareholders at any meeting thereof, give or withhold consent to any Company action (whether upon any reorganization, issuance of shares, reclassification or conversion of shares, change of par value, or exchange of shares, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant Certificate shall have been exercised and the Common Shares to be received upon the exercise hereof shall have become issuable as provided in the Warrant Agreement.

      Except as specifically set forth in the Warrant Agreement, this Warrant may not be transferred or otherwise disposed of without the prior consent of the Company.

      WITNESS the signature of the proper officer of the Company.


Dated:     _______________                      A.B. WATLEY GROUP INC.


                                                By: _________________________
                                                    Name:  Robert Malin
                                                    Title: Vice Chairman

                                    EXHIBIT B

                              ELECTION TO EXERCISE

      1. The undersigned hereby elects to purchase ______ shares of Common Stock, par value $.001 per share, of A.B. Watley Group Inc. at $0.01 per share for a total of $______ and pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price of such Warrant Shares in full.

      2. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:


Dated:                          By:  _____________________________

                                Name: ____________________________

                                Title:    ________________________

                                    EXHIBIT C

                                 ASSIGNMENT FORM

                  (TO BE EXECUTED BY THE REGISTERED HOLDER IN
                    ORDER TO TRANSFER WARRANT CERTIFICATES)


FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ___________** of the Warrants represented by this Warrant Certificate unto

_________________________________

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_________________________________


                              _________________________________________
                              (Print name)

                              _________________________________________
                              (Address)

                              _________________________________________


and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.


Dated: _________________                Signature(s) _________________________


                                        Signature(s) _________________________

                                        Guaranteed: __________________________


** Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial assignment, the portion thereof being assigned), in either case without making any adjustment for additional Common
Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

                                     NOTICE

The Signature(s) to the Purchase Form or the Assignment Form must correspond to the name(s) as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.